SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 18, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By Laws; Change in Fiscal Year

     On July 18, 2005, the Board of Directors of Federated Department Stores, Inc. ("Federated ") adopted a resolution authorizing the electronic registration of shares of common stock of Federated. Therefore, Sections 28 and 29 of the By-Laws of Federated have been amended to incorporate such resolution. A copy of the amended Sections 28 and 29 of the By-Laws is filed herewith as Exhibit 99.1 and incorporated by this reference.

Item 9.01
(c) Exhibits.

	99.1	Amended and Restated Sections 28 and 29 of the By-Laws of Federated.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: July 19, 2005	By: /s/ Ron Tysoe
Name: Ronald W. Tysoe
Title: Vice Chair

Exhibit 99.1

Amended and Restated
Sections 28 and 29 of the By-Laws of the Federated Department Stores, Inc.

     28. Certificates. The Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Company shall be uncertificated shares. Certificates, if any, representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the Chairman and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered

     29. Classes of Stock. Except with respect to uncertificated shares, the designations, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.